Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Advanced Series Trust of our reports dated February 15, 2022 and February 16, 2021, relating to the financial statements and financial highlights, which appear in AST Jennison Large-Cap Growth Portfolio, AST Loomis Sayles Large-Cap Growth Portfolio, AST MFS Growth Portfolio and AST T. Rowe Price Large-Cap Growth Portfolio’s Annual Reports on Form N-CSR for the years ended December 31, 2021 and December 31, 2020, respectively.  We also consent to the references to us under the heading “Financial Highlights” and “Form of Plan of Reorganization” in such Registration Statement, and to the references to us under the heading “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Registration Statement dated April 26, 2021 for Advanced Series Trust, which is also incorporated by reference in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

March 16, 2022